SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of the 31st day of December, 2007 (the “Agreement”), is made among MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Grantor”), and BRANCH BANKING AND TRUST COMPANY (“BB&T”), acting as agent (in such capacity, the “Administrative Agent”) for itself and for the other Secured Parties as defined herein.

W I T N E S S E T H
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RECITALS:

WHEREAS, the Administrative Agent and the Lenders (as defined in the Credit Agreement defined below) have agreed to extend credit to the Borrower (as defined in the Credit Agreement) pursuant to the terms of that certain Treasury Secured Revolving Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) among the Grantor, the initial guarantor party thereto, the Administrative Agent and the Lenders signatory thereto;

WHEREAS, the obligations of the Administrative Agent and the Lenders to extend credit under the Credit Agreement and the other Loan Documents are conditioned upon, among other things, the execution and delivery by the Grantor of a security agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of: (i) the principal of and interest on the Notes (including without limitation, any and all Revolver Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrower under the Credit Agreement, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; and (c) the due and punctual payment and performance of all obligations of the Guarantor under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part (all the foregoing indebtedness, liabilities and obligations being collectively called the “Obligations”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor and the Administrative Agent, the parties agree as follows:

1. Definitions. As herein used, the following terms shall have the following meanings:

(a) “Cash Collateral” shall have the meaning set forth in the Credit Agreement.

(b) “Collateral” means all of Grantor’s rights in and to each of the following, whether now owned or held by Grantor or hereafter acquired: (i) the Securities Account and any and all assets and other property, tangible or intangible, now existing or hereafter arising, maintained in, credited to or recorded in the Securities Account, including without limitation any and all Investment Property, Treasury Securities, securities and other financial assets maintained in, recorded in, credited to or contained therein (including, without limitation, the Cash Collateral); (ii) any and all Security Entitlements with respect to the financial assets maintained in, recorded in or credited to the Securities Account; (iii) any and all other Investment Property or assets from time to time maintained in, credited to or recorded in the Securities Account; (iv) any and all cash and cash equivalents from time to time maintained in, credited to or recorded in the Securities Account; (v) all Supporting Obligations which relate to, arise from or are in connection with the assets maintained in, credited to or recorded in the Securities Account; (vi) all replacements or substitutions for any of the foregoing; and (vii) all proceeds and products of any of the foregoing and the proceeds and products of other proceeds and products. The parties hereby expressly agree that all property at any time held in the Securities Account is to be treated as a “finanical asset.”

(c) “Credit Documents” means the Credit Agreement, the Notes, the Collateral Documents and all other Loan Documents.

(d) “Event of Default” shall have the meaning assigned to it in Section 6 hereof.

(e) “Executive Office” shall have the meaning assigned to it in Section 5 hereof.

(f) “Financial Assets” means any and all financial assets (as that term is defined in the U.C.C.).

(g) “Investment Property” means any and all investment property (as that term is defined in the U.C.C.).

(h) “Obligations” has the meaning set forth in the Recitals.

(i) “Person” means an individual, a corporation, a limited liability company, a government or governmental subdivision or agency or instrumentality, a business trust, an estate, a trust, a partnership, a cooperative, an association, two or more Persons having a joint or common interest or any other legal or commercial entity.

(j) “Proceeds” means any and all proceeds (as that term is defined in the U.C.C.), including without limitation, whatever is received when Collateral is sold, exchanged, collected or otherwise disposed of.

(k) “Secured Parties” means collectively (a) the Lenders party to the Credit Agreement, and (b) the Administrative Agent in its capacity as such under the Credit Agreement, this Agreement, the Collateral Documents and each other Loan Document, and (c) the successors and assigns of the foregoing.

(l) “Securities Account” means that certain securities account no. 1582000060 and all subaccounts related thereto maintained with or held by Securities Intermediary pursuant to an agreement between Securities Intermediary and Grantor dated as of December 31, 2007 and any and all modifications, supplements, consolidations, renewals and substitutions thereto or replacements thereof.

(m) “Security Entitlement” means any and all securities entitlements (as that term is defined in the U.C.C.).

(n) “Securities Intermediary” means Branch Banking and Trust Company, by and through its Corporate Trust Services Department.

(o) “Supporting Obligations” means any and all supporting obligations (as that term is defined in the U.C.C.).

(p) “Treasury Securities” shall mean Treasury Securities of the United States maturing within 90 days of the date of acquisition thereof.

(q) “U.C.C.” means the Uniform Commercial Code as in effect in the State of North Carolina.

Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The rules of interpretation specified in Section 9.15 of the Credit Agreement shall be applicable to this Agreement.

2. Security Interest. In consideration of and in order to secure the fulfillment, satisfaction, payment and performance of all of the Obligations, the Grantor hereby assigns, pledges, hypothecates and sets over to the Administrative Agent, its successors and its assigns, for the benefit of the Secured Parties, and grants to the Administrative Agent, its successors and its assigns, for the benefit of the Secured Parties, a security interest in all of the Collateral.

3. Care of Collateral. The Grantor has the risk of loss of the Collateral. The Administrative Agent shall have no duty of care with respect to the Collateral, except that the Administrative Agent shall exercise reasonable care with respect to Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Administrative Agent accords its own property, or if the Administrative Agent takes such action with respect to the Collateral as a Grantor shall request in writing but no failure to comply with any such request nor any omission to do any such act requested by a Grantor shall be deemed a failure to exercise reasonable care, nor shall the Administrative Agent’s failure to take steps to collect any income accruing on the Collateral or to preserve rights against any parties or property be deemed a failure to have exercised reasonable care with respect to Collateral in its custody. The rights and security interest herein provided are granted as security only and shall not subject the Administrative Agent or any Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of any of the Collateral.

4. [Intentionally deleted]

5. Representations, Warranties and Covenants as to Collateral.

The Grantor represents, warrants and covenants to and for the benefit of the Administrative Agent and the Secured Parties as of the date hereof and as of the date of each Advance under the Credit Agreement that:

(a) Cash Collateral. Any Cash Collateral included in the calculation of the Cash Collateral Coverage Ratio under the Credit Agreement constitute Collateral as defined herein.

(b) Good Title; No Existing Encumbrances. The Grantor owns the Collateral free and clear of any prior lien, and no financing statements or other evidences of the grant of a security interest respecting the Collateral exist on the public records.

(c) Right to Grant Security Interest; No Further Encumbrances. The Grantor has the right to grant a security interest in the Collateral. Except as permitted by the Credit Agreement, the Grantor will pay all taxes and other charges against the Collateral, and the Grantor will not use the Collateral illegally or allow the Collateral to be encumbered.

(d) Location of Collateral; Location of Executive Office. The Grantor hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, the Collateral is entirely contained within, recorded in, or credited to, the Securities Account, and the Grantor covenants with the Administrative Agent not to transfer the Collateral to any other account. The executive office of the Grantor set forth on Schedule I hereto (the “Executive Office”) is the Grantor’s chief executive office (if the Grantor has more than one place of business).

(e) Collateral Status. The Grantor will promptly notify the Administrative Agent if there is any adverse change in the status of the Collateral that would reasonably be expected to have a Material Adverse Effect.

(f) Delivery of Certain Collateral. Upon the reasonable request of the Administrative Agent, the Grantor shall deliver all items the physical possession of which is necessary in order for the Administrative Agent, on behalf of the Secured Parties, to perfect or preserve the priority of its security interest in the Collateral.

(g) Records Respecting Collateral. The Grantor shall keep complete and accurate books and records and make all necessary entries thereon to reflect the transactions and facts giving rise to the Collateral and payments, credits and adjustments applicable thereto, all in accordance with GAAP. All books and records of the Grantor with respect to the Collateral will be accessible from the Executive Office (as it may be changed pursuant to Section 5(c)).

(h) Further Assurances. The Grantor shall execute and/or deliver (or cause to be executed and/or delivered) to the Administrative Agent and Secured Parties any instrument, document, financing statement, assignment, waiver, consent or other writing reasonably requested by the Administrative Agent which may be reasonably necessary to the Administrative Agent to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to the Secured Parties. The Grantor shall perform or cause to be performed such acts as the Administrative Agent or any Secured Party may reasonably request to establish and maintain for the Administrative Agent and the Secured Parties a valid and perfected security interest in and security title to the Collateral, free and clear of any liens.

(i) Maintenance of Insurance. Grantor shall maintain, or cause to be maintained, insurance as required under the Credit Agreement. The Grantor shall deliver to the Administrative Agent on or before the date of the first Borrowing under the Credit Agreement, and at such other times as the Administrative Agent may request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto. The Grantor will pay all premiums on the insurance referred to herein as and when they become due and shall do all things necessary to maintain the insurance in effect.

(j) Change of Chief Executive Office. The Grantor hereby understands and agrees that if, at any time hereafter, the Grantor elects to move its Executive Office, or if the Grantor elects to change its name, identity, state of incorporation or organization, or its structure to other than as existing on the date hereof, the Grantor will notify the Administrative Agent in writing at least thirty (30) days prior thereto.

(k) Control Agreements. The Grantor will obtain and deliver or cause to be delivered to the Administrative Agent, an account control agreement in form and substance satisfactory to Administrative Agent with respect to the Securities Account (“Control Agreement”).

(l) Business Purpose. None of the Obligations is a Consumer Transaction, as defined in the U.C.C. and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

6. Events of Default. The happening of any one or more of the following events shall constitute an Event of Default hereunder: (a) the nonpayment when due of any of the Obligations which nonpayment is not fully cured within the applicable grace period therefor, if any, or (b) the occurrence of an Event of Default (as defined in the Credit Agreement).

7. Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have all of the rights and remedies available at law (including, without limitation, those provided to a secured party by the U.C.C.), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise. In addition thereto, the Grantor further agrees that (i) in the event that notice is necessary under applicable law, written notice mailed to Grantor at the Grantor’s address given below, ten (10) business days prior to the date of sale of any of the Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of sale or other disposition of any such Collateral, the Administrative Agent may apply the proceeds of any such sale or disposition to the satisfaction of the Administrative Agent’s reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred in connection with the Administrative Agent’s taking, retaking, holding, preparing for sale, and selling of the Collateral; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event the Administrative Agent may sell on such terms as the Administrative Agent may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (iv) the Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Furthermore, in any such event, to the extent permitted under applicable law, full power and authority are hereby given the Administrative Agent to sell, assign, and deliver the whole of the Collateral or any part(s) thereof, at any time(s) at any broker’s board, or at public or private sale, at the Administrative Agent’s option, and no delay on the Administrative Agent’s part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon any or all of the Grantor by the Administrative Agent or any Secured Party with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair the Administrative Agent’s right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice the Administrative Agent’s rights as against the Grantor in any respect. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Administrative Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. If Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with the proceeds of the sale as and when received, less expenses. In the event the Administrative Agent purchases any of the Collateral being sold, the Administrative Agent may pay for the Collateral by crediting some or all of the Obligations of the Grantor. The Administrative Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Administrative Agent be under any obligation to take any action whatsoever with regard thereto. The Administrative Agent has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Administrative Agent may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting the Administrative Agent’s rights against the Grantor. The Grantor waives any right it may have to require the Administrative Agent to pursue any third Person for any of the Obligations. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

8. Continuing Security Interest. Any and all of the Administrative Agent’s rights with respect to the security interests hereunder shall continue unimpaired until the Obligations have been fully paid and the Lenders’ obligations to extend credit to Grantor under the Credit Agreement have irrevocably terminated, and the Grantor shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral at any time or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Secured Party in reference to any of the Obligations, or any promissory note or instrument or Credit Document given in connection therewith, the Grantor hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the Grantor had expressly agreed thereto in advance.

9. No Waiver. No delay on the Administrative Agent’s part in exercising any power of sale, option or other right hereunder, and no notice or demand which may be given to or made upon the Grantor by the Administrative Agent, shall constitute a waiver thereof, or limit or impair the Administrative Agent’s right to take any action or to exercise any other power of sale, option or any other right hereunder, without notice or demand, or prejudice the Administrative Agent’s rights as against the Grantor in any respect.

10. Financing Statements. The Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by the U.C.C. of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor, and (ii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement. The Grantor agrees to provide such information to the Administrative Agent promptly upon request. The Grantor agrees to reimburse the Administrative Agent for the expense of any such filings in any location deemed necessary and appropriate by the Administrative Agent. To the extent lawful, the Grantor hereby appoints the Administrative Agent as its attorney-in-fact (without requiring the Administrative Agent to act as such) to perform all other acts that the Administrative Agent deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

11. Power of Attorney. Effective after the occurrence of an Event of Default and during the continuation thereof, the Grantor hereby appoints any officer or agent of the Administrative Agent as the Grantor’s true and lawful attorney-in-fact with power to endorse the name of the Grantor upon any instruments of payment or Collateral which may come into possession of the Administrative Agent; to give written notice to such office and officials of the United States Postal Service to affect such change or changes of address so that all mail addressed to any or all Grantor may be delivered directly to the Administrative Agent (the Administrative Agent will return all mail not related to the Obligations or the Collateral); granting unto the Grantor’s said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectively as the Grantor might or could do, and hereby ratifying all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder.

12. Remedies, Etc., Cumulative. Each right, power and remedy of the Administrative Agent provided for in this Agreement or the Credit Documents or in any of the other instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Administrative Agent of any one or more of the rights, powers or remedies provided for in this Agreement, the Credit Documents or in any such other instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Administrative Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Administrative Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

13. Continuing Agreement. This is a continuing agreement and shall remain in full force and effect until terminated by written agreement of the parties and until all of the principal of, premium, if any, and interest on all of the Obligations have been fully paid. This Agreement and the liens and security interests created and granted hereunder shall remain in effect, notwithstanding the fact that at any time or from time to time there may be no Obligations outstanding, in order to secure all future Obligations. If this Security Agreement is revoked by operation of law as against the Grantor, the Grantor will indemnify and save the Administrative Agent and its successors or assigns, harmless from any loss which may be suffered or incurred by them in making, giving, granting or extending any loans or other credit, financing or financial accommodations, or otherwise acting, hereunder prior to receipt by the Administrative Agent of notice in writing of such revocation.

14. Miscellaneous. This Agreement shall be governed by the laws of the State of North Carolina in all respects, including matters of construction, validity and performance except to the extent that the remedies provided herein with respect to any of the collateral are governed by the laws of any jurisdiction other than North Carolina; section headings herein are for the convenience of reference only and shall not affect the construction or interpretation of or alter or modify the provisions of this Agreement; none of the terms or provisions of this Agreement may be waived, altered, modified, limited or amended except by an agreement expressly referring hereto and to which the Administrative Agent consents in writing duly signed for the Administrative Agent and on the Administrative Agent’s behalf; the rights granted to the Administrative Agent herein shall be supplementary and in addition to those granted to the Administrative Agent and/or the Secured Parties in any Credit Documents; the addresses of the parties for delivery of notices, requests, demands and other communications hereunder are as set forth in the Credit Agreement. No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Grantor.

15. Duties of Administrative Agent. The Administrative Agent has been appointed by the Secured Parties pursuant to the Credit Agreement. Its duties to the Secured Parties, powers to act on behalf of the Secured Parties, and immunity are set forth solely therein, and shall not be altered by this Security Agreement. Any amounts realized by the Administrative Agent hereunder shall be allocated pursuant to the Credit Agreement.

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IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

GRANTOR:

MAIN STREET CAPITAL CORPORATION

By: /s/ Todd A. Reppert

Name:	Todd A. Reppert
Title: President
[CORPORATE SEAL]

SCHEDULE I

Executive Office

The Executive Office of the Grantor is as follows:

11300 Post Oak Boulevard, Suite 800

Houston, TX 77056

Attention: Todd A. Reppert, President